Prospectus Supplement filed under Rule 424(b)(3)
                                       Registration No. 333-07899

                      Prospectus Supplement

The Prospectus dated August 13, 1996, relating to the offer for resale of up to $200,650,000 aggregate principal amount of the Continental Airlines, Inc. 6-3/4% Convertible Subordinated Notes due April 15, 2006 is hereby supplemented as follows:

1)   The Principal Amount of Registered Notes held by "Forest
     Fulcrum Fund Ltd." is increased to $400,000 as of April 17,
     1997.

    The date of this Prospectus Supplement is April 24, 1997.